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                                                                    EXHIBIT 3.12

                                 GENERAL BY-LAWS

                                       OF

                       CUISINE EXPERT - C.E. CABINETS INC.

                        (Unofficial English Translation)

                                   BY-LAW ONE

                                 INTERPRETATION

            The following words and phrases, wherever used in the by-laws of the Corporation, shall, unless there be something in the context inconsistent therewith, have the following meanings:

            1.1 "Act" means an Act respecting Canadian business corporations and any other statute which may be substituted therefor, as amended from time to time;

            1.2 "articles" means the original or restated articles of incorporation, articles of amendment, articles of amalgamation, articles of continuance, articles of reorganization, articles of arrangement, articles of dissolution, articles of revival and includes any amendments thereto;

            1.3 "by-laws" means the general by-laws of the Corporation, numbered one to thirteen inclusive, and all other by-laws of the Corporation from time to time in force and effect;

            1.4 "Corporation" means the corporation incorporated by certificate of incorporation under the Act and therein named Cuisine Expert - C.E. Cabinets Inc.;

            1.5 "director" means a person occupying the position of director by whatever name called and "directors" and "Board of Directors" include a single director;

            1.6 "regulations" means the Canada Business Corporations Regulations
(2001) and any other regulations which may be substituted therefor, as amended from time to time.

            Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

            The titles herein have been inserted for convenience of reference only and shall not affect the interpretation of the terms and provisions hereof.
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                                      -2-


            Words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the feminine gender.

                                   BY-LAW TWO

                         NAME OF CORPORATION, REGISTERED
                                     OFFICE
                               AND CORPORATE SEAL


ARTICLE 2.1 NAME

            The corporate name of the Corporation is as set out in the articles of the Corporation.

ARTICLE 2.2 REGISTERED OFFICE

            The head office of the Corporation, being its registered office, is to be situated in the place set out in the articles of the Corporation and at the address stated in the notice of registered office filed at the time of incorporation or at such other address within the province set out in the articles which may be determined by resolution of the Board of Directors.

            The Corporation may establish and maintain, in addition to its registered office and chief place of business, such other offices, places of business and agencies elsewhere, within or without Canada, as the Board of Directors may determine, from time to time, by resolution.

ARTICLE 2.3 SEAL

            The corporate seal of the Corporation, if the Board of Directors decides to adopt one, shall be circular in form and shall bear the name of the Corporation and, if deemed appropriate, the year of its incorporation.

            The Chairman of the Board, the President, any Vice-President, the Secretary, the Treasurer, any Assistant-Secretary, Assistant-Treasurer or director or such other officer of the Corporation as the Board of Directors may appoint, from time to time, shall each and all have authority to affix the corporate seal of the Corporation to any document requiring same.
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                                      -3-


                                  BY-LAW THREE

                                  SHAREHOLDERS

ARTICLE 3.l ANNUAL MEETINGS

            The annual meeting of the shareholders shall be called not later than eighteen (18) months after the Corporation comes into existence and thereafter not later than fifteen (15) months after holding the last preceding annual meeting but not later than six (6) months after the end of each financial year. The annual meeting of the shareholders shall be held on such date as the Board of Directors may determine, from time to time, by resolution.

            Annual meetings of the shareholders shall be held at the registered office of the Corporation or at any other place, in Canada, previously approved by resolution of the Board of Directors or at any other place outside Canada specified in the articles or agreed to by all the shareholders entitled to vote thereat.

ARTICLE 3.2 SPECIAL MEETINGS

            Special meetings of the shareholders may be called, at any time and from time to time, by the Chairman of the Board or the President or the Managing Director or by the Board of Directors, by resolution, and shall be called whenever the holders of not less than five percent (5%) of the outstanding shares of the Corporation carrying voting rights at such meeting shall, in writing, request the same, fractional shares represented by certificate or by scrip certificates in bearer form, if any, not to be deemed, in determining this proportion, as outstanding shares. Any such resolution or requisition shall state the business to be transacted at the meeting and each of these requisitions shall be sent to each director and to the registered office of the Corporation.

            It shall be the duty of the Chairman of the Board or, in his absence, the President or, in his absence, the Managing Director, upon adoption of such a resolution or on receipt of such a requisition, to cause the meeting to be called forthwith by the Secretary of the Corporation in conformity with the terms of such resolution or requisition. If the Secretary of the Corporation does not within twenty-one (21) days after the adoption of the resolution or the receipt of the requisition call the meeting, any director may call such meeting or the same may be called by any shareholder who signed the requisition in accordance with and subject to the provisions of the Act.

            Special meetings of the shareholders shall be held at the registered office of the Corporation or at any other place in Canada previously approved by resolution of the Board of Directors or at any other place outside Canada specified in the articles or agreed to by all the shareholders entitled to vote thereat.
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                                      -4-


ARTICLE 3.3 NOTICE OF MEETINGS

            Notice specifying the time and place of each annual and of each special meeting of shareholders shall be given by sending the notice to each shareholder entitled to vote at the meeting through the mail, postage prepaid, to his latest address as shown on the books of the Corporation, to each director and to the auditor of the Corporation, provided the Corporation is not a distributing corporation, not less than five (5) days nor more than sixty (60) days prior to the date fixed for such meeting, the day upon which such notice is sent (terminus a quo) and the day upon which such meeting is to be held (terminus ad quem) not to be counted in determining the delay of such notice.

            The notice of meeting may determine that the meeting shall be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

            In the case of joint holders of a share, all notices shall be given to that one of them whose name stands first in the books of the Corporation, and notice so given shall be sufficient notice to each of such joint holders.

            A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders, either before or after the holding thereof, and attendance of any such person at a meeting of shareholders is a waiver of notice of the meeting, except where he attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

            Notice of a meeting of shareholders at which special business is to be transacted shall state:

            (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon; and

            (b) the text of any special resolution to be submitted to the meeting.

            All business transacted at a special meeting of shareholders and all business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

            Irregularities in the notice or in the giving thereof to, or the accidental omission to give notice to, or the non-receipt of any such notice by any of the shareholders shall not invalidate any action taken by or at any such meeting.
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                                      -5-


ARTICLE 3.4 CHAIRMAN OF THE MEETING

            The Chairman of the Board or, in his absence, the President or, in his absence, one of the Vice-Presidents who is a director (to be designated by the meeting, in the event of more than one such Vice-President being present) shall preside at all meetings of the shareholders. If all of the aforesaid officers be absent or decline to act, the persons present may choose some one from among their number to act as chairman of the meeting. In the event of an equality of votes, the chairman of any meeting shall not be entitled to cast a second or casting vote in respect of any matter submitted to the vote of the meeting.

ARTICLE 3.5 QUORUM, VOTING AND ADJOURNMENTS

            A quorum for an annual meeting of shareholders, as well as a quorum for a special meeting of shareholders, is present, irrespective of the number of persons actually present at the meeting, if the holders of shares entitled to more than fifty per cent (50%) of the votes which may be cast at such meeting are present in person or represented by proxy.

            The acts of the holder or holders of a majority of the shares represented and carrying voting rights thereat shall be the acts of the shareholders, except as to matters on which the vote or consent of a greater number of shares is required or directed by the Act, by the articles of the Corporation or by the by-laws of the Corporation. Subject to the foregoing, the vote of the holder or holders of a majority of the shares represented at any annual meeting and carrying voting rights thereat shall be sufficient for the valid ratification of any previous action of the Board of Directors and of the officers of the Corporation.

            Should a quorum not be present at any meeting of the shareholders, the meeting, if convened on the requisition of shareholders, shall be dissolved. In any other case, those present in person and entitled to be counted for the purpose of forming a quorum shall have power to adjourn the meeting to the place, date and hour fixed by them by resolution.

            If a meeting of shareholders is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned.

            If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the manner and within the delay stipulated in article 3.3 of this by-law three.

            The quorum, at this second meeting or adjourned meeting, shall consist solely of the persons present thereat in person and entitled to vote.
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                                      -6-


            At this second meeting or adjourned meeting, any business may be transacted which might have been transacted at the original meeting.


ARTICLE 3.6 RIGHT TO VOTE

            Any body corporate or association which holds shares in the capital stock of the Corporation carrying voting rights at any meeting of shareholders, or at any meeting of shareholders of any class of the Corporation, shall act and vote thereat through a duly authorized representative who need not necessarily be a shareholder of the Corporation and who may exercise all the powers of an individual shareholder.

            At all meetings of shareholders, each shareholder entitled to vote thereat, who shall be present or represented at such meeting, shall be entitled, on a show of hands, to one (l) vote and, upon a poll, to one (1) vote for each share carrying voting rights at such meeting and registered in his or its name on the books of the Corporation, unless, under the terms of the articles of the Corporation, some other scale of voting is fixed, in which event, such other scale of voting shall be followed.

            Any matter submitted to a meeting of shareholders shall be decided by a show of hands unless a poll be demanded in accordance with the following paragraph.

            The chairman of the meeting as well as any shareholder or proxy, including the authorized representative of a body corporate or association, may demand a poll in respect of any matter submitted to the vote of the shareholders.

            Shareholders, including a body corporate or association, entitled to vote thereat may vote, upon a poll, by written proxy, at all meetings of the shareholders. The same applies with respect to the authorized representative of a body corporate or association if he is duly authorized for that purpose by said body corporate or association.

            In the case of joint holders of a share, the vote of the senior of them who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of any other joint holders, and, for this purpose, the senior shall be the one whose name stands first in the books of the Corporation.

            Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if the Corporation makes available such a communication facility, and shall then be deemed to be present at the meeting.
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                                      -7-


ARTICLE 3.7 PROXY AND PROXIES SOLICITATION

            Any shareholder entitled to vote at a meeting of shareholders may by means of a proxy appoint a proxyholder or one or more alternate proxyholders who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

            The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor be a body corporate, either under the hand of an officer or attorney so authorized; such proxy is valid only at the meeting in respect of which it is given or any adjournment thereof.

            A shareholder may revoke a proxy by depositing an instrument in writing executed by him or by his attorney authorized in writing at the registered office of the Corporation at any time up to and including the last business day preceding the day of the meeting, or an adjournment thereof, at which the proxy is to be used, or with the chairman of the meeting on the day of the meeting or an adjournment thereof.

            The directors may specify in a notice calling a meeting of shareholders a time not exceeding forty-eight (48) hours, excluding Saturdays and holidays, preceding the meeting or an adjournment thereof before which time proxies to be used at the meeting must be deposited with the Corporation or its agent.

            If the Corporation is a distributing corporation or has more than fifty (50) shareholders, two or more joint holders being counted as one shareholder, the management of the Corporation shall, concurrently with giving notice of a meeting of shareholders, send a form of proxy and a proxy circular, both in the form prescribed by the Act, to the auditor of the Corporation, to each shareholder who is entitled to receive notice of the meeting and to the Director appointed under the Act.

            Subject to the provisions of the Act dealing with the solicitation of proxies, any instrument appointing a proxy may be in accordance with the following form:

                                    P R O X Y

            KNOW ALL MEN BY THESE PRESENTS that I, the undersigned,       , of ,
being the registered holder of        (   ) outstanding shares of the share
capital of CUISINE EXPERT - C.E. CABINETS INC. do hereby nominate, constitute
and appoint       , of       , or failing him,       , of       , as my proxy
and my true and lawful attorney to attend and to vote, according to the number of votes which I may now or then be entitled to cast, and otherwise act, for me, on my behalf and in my name, place and stead, at the annual (or special) meeting
of the shareholders of the Corporation, to be held at       , on       , the day
of     , 20  , at the hour of        o'clock of the noon, and at any adjournment
or adjournments thereof, as fully as I might or could do if personally present, with full power of substitution and revocation, for the purpose of
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                                      -8-


and (as the case may be) I hereby revoke my proxy dated as of the day of       ,
20 , in favour of       .

            AND I hereby approve, ratify, sanction and confirm all that my said proxy and true and lawful attorney, or his substitute may lawfully do or cause to be done for me, on my behalf and in my name, place and stead, by virtue of these presents.

            DATED and SIGNED at       , as of the day of       , 20 .

IN THE PRESENCE OF:




----------------------------                              ----------------------
    Witness                                                   Shareholder

ARTICLE 3.8 SCRUTINEERS

            The chairman at any meeting of shareholders may appoint one (1) or more persons (who need not be shareholders) to act as scrutineer or scrutineers at such meeting.


ARTICLE 3.9 ADDRESSES OF SHAREHOLDERS

            Every shareholder shall furnish to the Corporation an address to or at which all corporate notices intended for such shareholder shall be mailed or served upon him, and, if any shareholder does not furnish such address, any such notice may be addressed to him at any other address of such shareholder at that time appearing on the books of the Corporation. If no address appears on the books of the Corporation, such notice may be mailed to such address as the person sending the notice may consider to be the most likely to result in such notice promptly reaching such shareholder.

ARTICLE 3.10 AGENDA

            The agenda of the annual meeting of the shareholders may generally be the following:

            (a)   meeting called to order;

            (b) reading of the notice, if any, and filing of proof of the sending or waiving thereof;

            (c)   ascertainment of a quorum;
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                                      -9-


            (d) reading of the minutes of the last annual meeting and of the special meetings of shareholders held since, if any, and, if deemed appropriate, approval thereof;

            (e)   filing of the annual report of the directors, if any;

            (f) filing of the balance sheet, statement of retained earnings, statement of income and expenditures and statement of changes in financial position;

            (g) discussion of the auditor's report, if any, and of the financial statements and, if deemed appropriate, approval thereof;

            (h)   election of the directors;

            (i) appointment of the auditor and determination of his remuneration;

            (j) approval, ratification, sanction and confirmation, provided that mention thereof was made in the notice, of the enactment, repeal or amendment of by-laws, if any;

            (k) approval, ratification, sanction and confirmation of the actions, decisions and resolutions of the directors and/or officers since the last annual meeting;

            (l) other business, if any, provided that mention thereof was made in the notice; and

            (m)   termination of meeting.


ARTICLE 3.11 RESOLUTIONS IN WRITING

            All motions or resolutions of shareholders shall be adopted at duly convened meetings. However, except in those cases where by the Act the convocation of the shareholders at a meeting is required, the signature of all the shareholders of the Corporation, entitled to vote thereat, to any instrument (which may be signed in counterparts) setting out a motion or resolution which could be adopted by the shareholders shall give to such motion or resolution the same force and effect as if the same had been adopted by the shareholders entitled to vote at a meeting duly convened and held for that purpose.

ARTICLE 3.12 ONE SHAREHOLDER MEETING

            If the Corporation has only one shareholder, or only one holder of any class or series of shares, this shareholder present in person or by proxy constitutes a meeting.
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                                      -10-


                                   BY-LAW FOUR

                               BOARD OF DIRECTORS

ARTICLE 4.l NUMBER OF DIRECTORS

            The Board of Directors of the Corporation shall consist of the fixed number or minimum and maximum numbers of directors set out in the articles of the Corporation, the precise number thereof in that latter case to be that which corresponds to the number of directors elected at the last annual meeting of the shareholders or, as the case may be, that which is determined from time to time by resolution of the Board of Directors.

ARTICLE 4.2 QUALIFICATION AND TERM OF OFFICE

            Each director shall (except as herein otherwise provided) be elected at the annual meeting of the shareholders by a majority of the votes cast in respect of such election. It shall not be necessary that the voting for the election of the directors be conducted by poll, unless voting by poll is requested by someone present and entitled to vote at the meeting at which such election takes place. Each director so elected shall hold office until the election of his successor, unless he shall resign or his office become vacant by death, removal or other cause.

            If a meeting of shareholders fails to elect the number or the minimum number of directors required by the articles by reason of the lack of consent, disqualification, incapacity or death of any candidates, the directors elected at that meeting may exercice all the powers of the directors if the number of directors so elected constitutes a quorum.

            The office of a director shall ipso facto be vacated in any of the following events, to wit:

            (a) if he becomes bankrupt or makes an authorized assignment of his property for the general benefit of his creditors or is declared insolvent; or

            (b) if he is interdicted or becomes of unsound mind or his incapacity is otherwise declared by law.


            At least twenty-five per cent (25%) of the directors of the Corporation must be resident Canadians. However, if the Corporation has less than four (4) directors, at least one director or the sole director, as the case may be, must be a resident Canadian.

            An individual who is elected or appointed to hold office as director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:


            a) he was present at the meeting when the election or appointment took place and he did not refuse to hold office as a director; or


            b) he was not present at the meeting when the election or appointment took place and (i) he consented to hold office as a director in writing before the election or appointment or within ten (10) days thereafter or
(ii) he has acted as director pursuant to the election or appointment.

ARTICLE 4.3 GENERAL POWERS OF DIRECTORS

            Subject to any unanimous shareholder agreement, the directors shall manage, or supervise the management of, the business and affairs of the Corporation in all respects and make or cause to be made for the Corporation, in its name, any description of contract which the Corporation may lawfully enter into and generally, save as hereinafter provided, may exercise all such other powers and do all such other acts and things as the Corporation is, by its articles or otherwise, authorized to exercise and do.

            Without in any way restricting the generality of the foregoing, the directors are expressly empowered, at any time and from time to time, to purchase, lease or otherwise acquire, alienate, sell, exchange or otherwise dispose of lands, buildings and/or other property, moveable or immoveable, or mixed, real or personal, or any right, title or interest or estate therein or thereto and/or to underwrite, purchase or otherwise acquire, hold, alienate, sell, exchange or otherwise dispose of, or deal in and with shares, scrip, stocks, rights, warrants, options and/or other securities, for such consideration, upon such terms and subject to such conditions as they may deem advisable.

            All acts done by any meeting of the directors or by any person acting as a director, so long as his successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the directors or of such person acting as a director or that they or any of them were disqualified, be as valid as if the directors or such other person, as the case may be, had been duly elected and were or was qualified to be directors or a director of the Corporation.

ARTICLE 4.4 POWER TO ALLOT STOCK AND GRANT OPTIONS

            The shares in the capital stock of the Corporation shall be, at all times, under the control of the directors, who may, subject to the Act and the provisions of the articles of the Corporation, by resolution, from time to time, accept subscriptions, allot, issue, grant options in respect of or otherwise dispose of the whole or any part of the unissued shares in the capital stock of the Corporation to such directors, persons or entities, upon such terms and subject to such conditions, for such consideration (not contrary to the Act or to the articles of the Corporation) and at such times as such resolutions shall prescribe.

ARTICLE 4.5 POWER TO DECLARE DIVIDENDS

            The directors may, from time to time, as they may deem advisable, but subject to the Act, declare and pay dividends to the shareholders, out of any funds available for dividends, according to their respective rights and interest in the Corporation.

            The directors may, before declaring any dividend or making any distribution of profits, set aside, out of the profits of the Corporation, such sums as they think proper as a reserve or reserves which shall at the discretion of the directors be applicable for any purpose to which the profits of the Corporation may be properly applied.

            The directors may, by resolution, provide that the amount of any dividend that they may lawfully declare shall be paid, in whole or in part, in shares of the capital stock of the Corporation, and, for that purpose, they may authorize the allotment and issue of shares in the capital stock of the Corporation as fully paid.

            Any dividend may be paid by cheque or warrant made payable to, and mailed to the address on the books of the Corporation, of the shareholder or person entitled thereto and, in the case of joint holders, to that one of them whose name stands first in the books of the Corporation, and the mailing of such cheque or warrant shall constitute payment, unless the cheque or warrant is not paid upon presentation.

ARTICLE 4.6 TIME AND PLACE OF MEETINGS AND NOTICE

            Immediately after the first meeting of shareholders and, thereafter, immediately after the annual meeting of the shareholders in each year, a meeting, called "annual meeting", of such of the newly elected directors as are then present shall be held, without further notice, provided they shall constitute a quorum, for the election and/or appointment of the officers of the Corporation, and the transaction of such other business as may come before them.

            Regular meetings of the Board of Directors may be held at such places, within or outside Canada, at such time and upon such notice as may be determined, from time to time, by resolution of the Board of Directors. A copy of any resolution of the Board of Directors determining the place and date of such regular meetings shall be sent to each director immediately after its adoption, but no other notice will be required for a regular meeting, except when the Act requires that the object of the meeting and the business to be transacted thereat be specified.

            Any meeting of the Board of Directors convened otherwise than in conformity with the foregoing provisions of this article shall be a special meeting.

            Special meetings of the Board of Directors may be called, at any time and from time to time, by or on the order of the Chairman of the Board, the President, the Managing Director or by any two (2) directors. Notice specifying the place, day and hour of such meeting shall be served upon each of the directors or left at his usual residence or usual place of business, or shall be mailed, postage prepaid, or sent by fax or telegram, addressed to each of the directors, at his address as it appears on the books of the Corporation, at least forty-eight (48) hours prior to the hour and date fixed for such meeting. If the address of any director does not appear in the books of the Corporation, then such notice shall be mailed, cabled or telegraphed, as the case may be, at such address as the person sending the notice may consider to be the most likely to result in such notice promptly reaching such director. Any special meeting so convened may be held at the registered office of the Corporation or at such other place, within or outside Canada, approved by resolution of the directors.

            In the case where the convening of a meeting is considered by the Chairman of the Board, the President or the Managing Director, in his discretion, to be a matter of urgency, he may give verbal or written notice of a meeting of the Board of Directors by fax or telegram or telephone or otherwise, not less than one (1) hour before such meeting is to be held, and such notice shall be adequate for the meeting so convened.

            Special meetings of the Board of Directors may be held at such time and place and for such purposes, without notice, when all directors are present or when those absent shall have waived in writing notice of said meeting either before or after the holding thereof. Any director may waive notice of a meeting, either before or after the holding thereof, and attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

            A director may, if all the directors of the Corporation consent, participate in a meeting of directors or of a committee of directors by means of telephonic, electronic or other communication facility as permit all persons participating in the meeting to communicate adequately with each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

ARTICLE 4.7 CHAIRMAN OF THE MEETING

            The Chairman of the Board or, in his absence, the President or, in his absence, the Managing Director or in his absence, one of the Vice-Presidents who is a director (to be designated by the meeting, in the event of more than one such Vice-President being present) shall preside at all meetings of the directors. If all of the aforesaid officers be absent or decline to act, the persons present may choose one of their number to act as chairman of the meeting. The chairman of any meeting of the directors shall be entitled to vote as director in respect of any matter submitted to the vote of the meeting, but, in the event of an equality of votes, shall not be entitled to cast a second or casting vote.

ARTICLE 4.8 QUORUM

            Subject to the Act, the directors may, from time to time, fix by resolution the quorum for meetings of directors, but until otherwise fixed, a majority of directors in office from time to time shall constitute a quorum.

            Any meeting of directors at which a quorum is present, provided that twenty-five per cent (25%) of the directors present are resident Canadians or, if the Corporation has less than four (4) directors, at least one (1) of the directors present is a resident Canadian, shall be competent to exercise all or any of the authorities, powers and discretions by the Act or under the articles or by-laws of the Corporation for the time being vested in or exercisable by the directors generally, notwithstanding any vacancy among the directors.

            Notwithstanding the provisions of the preceding paragraph, directors may transact business at a meeting of directors where the number of resident Canadian directors required hereunder is not present if:

            (a) a resident Canadian director who is unable to be present approves in writing or by telephonic, electronic or other communication facility the business transacted at the meeting; and

            (b) the required number of resident Canadian directors would have been present had that director been present at the meeting.

            Questions arising at any meetings of directors shall be decided by the affirmative vote of a majority of the directors present thereat.


ARTICLE 4.9 RESIGNATION OF DIRECTORS

            Any director may, at any time, tender his resignation in writing. Such resignation need not be justified and no liability is incurred by the director towards the Corporation even though such resignation is not justified, provided that such resignation is not tendered at an inopportune time and no prejudice is thereby suffered by the Corporation.

ARTICLE 4.10 REMOVAL OF DIRECTORS

            Any director may, by ordinary resolution adopted at any special meeting of the shareholders called for that purpose, be removed from office, either with or without cause, and another duly qualified person may, by resolution adopted at the same meeting, be elected in his stead. The person so elected shall hold office during such time only as the director in whose place he was elected would have held the same if he had not been removed.

ARTICLE 4.11 VACANCIES

            Except for a vacancy resulting from an increase in the number or the minimum or maximum number of directors or from a failure to elect the number or minimum number of directors provided for in the articles of the Corporation, the directors then in office may, if they constitute a quorum, fill any vacancy among the directors, and any director so appointed shall, subject to the provisions of article 4.10 of this by-law four, hold office for the unexpired term of his predecessor and shall then be eligible for re-election.

            If the directors then in office do not constitute a quorum or if the vacancy results from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles of the Corporation, the directors then in office shall immediately call a special meeting of the shareholders for the purpose of filling the vacancy. If the directors fail to call such a meeting or if there are no directors then in office, any shareholder of the Corporation may call said meeting.

ARTICLE 4.12 REMUNERATION OF DIRECTORS

            Each of the directors shall receive such remuneration as the Board of Directors shall fix, from time to time, by resolution.

            The directors shall be entitled to be repaid by the Corporation all such reasonable travelling (including hotel and incidental) expenses as they may incur in attending meetings of the directors or shareholders or which they may otherwise incur in or about the business of the Corporation.

            Any director who, by request, performs special services for the Corporation may be paid such extra remuneration as the directors may determine.

ARTICLE 4.13 BY-LAWS AND RESOLUTIONS

            All by-laws and resolutions of the directors shall be enacted or adopted at duly convened meetings. However, the signature of all the directors of the Corporation to any instrument (which may be signed in counterparts) setting out a by-law or resolution which could be enacted or adopted by the directors shall give to such by-law or resolution the same force and effect as if the same had been enacted or adopted, as the case may be, by vote of the directors at a meeting duly convened and held.

ARTICLE 4.14 ONE DIRECTOR MEETING

                Where the Corporation has only one director, that director may constitute a meeting.

                                   BY-LAW FIVE

                                   COMMITTEES

ARTICLE 5.1 COMMITTEE OF DIRECTORS

            The board may appoint from their number a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which under the Act, a committee of directors has no authority to exercise.

            Members of such committee need not be resident Canadians.

ARTICLE 5.2 TRANSACTION OF BUSINESS

            Subject to the provisions of the last paragraph of article 4.6 of by-law four, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Canada.


ARTICLE 5.3 ADVISORY COMMITTEES

            The directors may from time to time appoint such other committees as they may deem advisable, but the functions of any such other committees shall be advisory only.

ARTICLE 5.4 PROCEDURE

            Unless otherwise determined by the directors, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

                                   BY-LAW SIX

                                    OFFICERS

ARTICLE 6.1 MANAGEMENT

            The management of the Corporation shall consist of a President and, if deemed appropriate, one or more Vice-Presidents (one of whom may be appointed Executive Vice-President), a Treasurer and a Secretary. There may also be elected or appointed a Chairman of the Board, one or more Assistant-Secretaries and/or Assistant-Treasurers and/or a Managing Director.

            Such officers shall be appointed by the Board of Directors, at its first meeting after the first meeting of the shareholders, and, thereafter, at the first meeting of the Board of Directors after each annual meeting of the shareholders and shall hold office until their successors shall have been appointed. There may also be appointed such other officers as the Board of Directors may, from time to time, deem necessary.

            Such officers shall respectively perform such duties, in addition to those specified in the by-laws of the Corporation, as shall, from time to time, be prescribed by the Board of Directors. The same person may hold more than one office. None of such officers of the Corporation need be a shareholder of the Corporation and none of them, except the Chairman of the Board, the President and the Managing Director, need be a director of the Corporation.

ARTICLE 6.2 CHAIRMAN OF THE BOARD

            The Chairman of the Board shall be chosen from among the directors. He shall preside at all meetings of the Board of Directors and shareholders. He shall have such other powers and duties as the Board of Directors may determine, from time to time, by resolution, subject to the Act.

ARTICLE 6.3 PRESIDENT

            The President shall be chosen from among the directors. He shall, in the absence of the Chairman of the Board, preside at all meetings of the Board of Directors and of the shareholders. He shall be the chief executive officer of the

Corporation and, if there is no Managing Director, shall exercise a general control of and supervision over its affairs. He shall have such other powers and duties as the Board of Directors may determine, from time to time, by resolution, subject to the Act.

ARTICLE 6.4 VICE-PRESIDENT OR VICE-PRESIDENTS

            The Vice-President or Vice-Presidents, whether or not chosen from among the directors, shall have such powers and duties as may be assigned to him or them respectively, by resolution of the Board of Directors. In case of absence or disability of the Chairman of the Board and of the President and of the Managing Director, such Vice-President as may have been appointed Executive Vice-President or such other Vice-President as may be designated by the Chairman of the Board or the President or the Managing Director may exercise the powers and perform the duties of the Chairman of the Board or of the President or of the Managing Director and if any such Vice-President exercises any of the powers or performs any of the duties of the Chairman of the Board or of the President or of the Managing Director, the absence or disability of the Chairman of the Board or of the President or of the Managing Director shall be presumed.

ARTICLE 6.5 TREASURER AND ASSISTANT-TREASURERS

            The Treasurer shall have general charge of the finances of the Corporation. He shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation, in such banks, savings and credit unions, trust companies or other depositaries, as the Board of Directors may, from time to time, designate, by resolution. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each financial year, he shall make and submit to the Board of Directors a like report for such financial year. He shall have charge and custody of and be responsible for the keeping of the books, accounts and other documents required under the laws governing the Corporation. He shall perform all the acts relating to the office of Treasurer, as well as those that may be assigned to him, from time to time, by resolution of the Board of Directors, the whole subject to the control of the Board of Directors and subject to the Act.

            Assistant-Treasurers may perform any of the duties of the Treasurer delegated to them, from time to time, by the Board of Directors or by the Treasurer, subject to the Act.

ARTICLE 6.6 SECRETARY AND ASSISTANT-SECRETARIES

            The Secretary shall attend to the giving of all notices of the Corporation and shall draft and keep the minutes of all meetings of the shareholders and of the

Board of Directors and of Committees of Directors in a book or books to be kept for that purpose. He shall keep in safe custody the corporate seal of the Corporation. He shall have charge of the records of the Corporation, including books containing the names and addresses of the shareholders and members of the Board of Directors, together with copies of all reports made by the Corporation, and such other books and papers as the Board of Directors may direct and/or entrust to him. He shall be responsible for the keeping and filing of all books, reports, certificates and other documents required by law to be kept and filed by the Corporation. He shall perform such other duties as appertain to his office or as may be required by resolution of the Board of Directors, subject to the Act.

            Assistant-Secretaries may perform any of the duties of the Secretary delegated to them, from time to time, by the Board of Directors or by the Secretary, subject to the Act.

ARTICLE 6.7 SECRETARY-TREASURER

            Whenever the Secretary shall also be the Treasurer, he may, at the option of the Board of Directors, be designated the "Secretary-Treasurer".

ARTICLE 6.8 MANAGING DIRECTOR

            The directors of the Corporation may, from time to time, appoint from their number a Managing Director who is a resident Canadian. He shall manage the affairs of the Corporation, under the supervision of the Board of Directors, and shall execute such powers as may be delegated to him, from time to time, by resolution of the Board of Directors, subject to the Act, and such authority may be either general or specific.

ARTICLE 6.9 REMOVAL

            The Board of Directors may, by resolution, remove and discharge any officers or employees of the Corporation, either with or without cause, at any meeting called for that purpose and may elect or appoint others in their place or places. Any employee of the Corporation, other than a director or an officer appointed by the Board of Directors, may also be removed and discharged, either with or without cause, by the Chairman of the Board, the President, any Vice-President or the Managing Director. If, however, there be no cause for such removal or discharge and there be a special contract derogating from the provisions of this article, such removal or discharge shall be subject to the provisions of such contract.

ARTICLE 6.10 REMUNERATION

            The remuneration of all officers of the Corporation shall be fixed, from time to time, by resolution of the Board of Directors.

                                  BY-LAW SEVEN

                                   SECURITIES

ARTICLE 7.1 SECURITY CERTIFICATES

            Certificates representing securities of the Corporation shall be in such form as shall be approved by the Board of Directors. Such certificates shall bear the signature of the President or any Vice-President and that of the Secretary or any Assistant-Secretary of the Corporation, but the signature of the President or Vice-President may be engraved, lithographed or otherwise mechanically reproduced thereon, as well as, should the Corporation have appointed a transfer agent, the signature of the Secretary or any Assistant-Secretary. Any certificate bearing the facsimile reproductions of the signature of any of such authorized officers shall be deemed to have been manually signed by them and shall be as valid, to all intents and purposes, as if they had been manually signed, notwithstanding that the persons whose signatures are so reproduced shall, at the time that the certificate is issued or on the date of such certificate, have ceased to be officers of the Corporation.

            Share warrants, if any, shall be governed by any by-law that may be enacted from time to time in that respect.

ARTICLE 7.2 SECURITIES REGISTER

            A central securities register shall be kept at the registered office or chief place of business of the Corporation and one (1) or more branch securities registers may be kept at such office or offices of the Corporation or other place or places, in Canada or elsewhere, as may, from time to time, be designated by resolution of the Board of Directors. Such central securities register and branch securities registers shall be kept by the Secretary or by such other officer or officers as may be especially charged with the duty or by such agent or agents as may be appointed, from time to time, for that purpose, by resolution of the Board of Directors.

            Subject to the provisions of any by-law respecting the issue of share warrants, the names, alphabetically arranged, and the latest known address of each person who is or has been a security holder, the number of securities held by each security holder and the date and particulars of the issue and transfer or transmission of securities shall be recorded in the central securities register. A branch securities register shall only contain particulars of securities issued or transferred at that branch and particulars of each issue or transfer of a security registered in a branch securities register shall also be kept in the corresponding central securities register.

            Subject to any such by-law, entry of the issue or transfer or transmission of any security of the Corporation in the central securities register or in a branch securities register, whether kept at the registered office or chief place of business of the Corporation or elsewhere, shall be a complete and valid registration for all purposes. All securities of the Corporation shall, subject to any such by-law, be transferable on the central securities register or on any branch securities register, regardless of where the certificate representing the securities to be transferred or transmitted shall have been issued.

            Such registers shall, during usual business hours of every day, except Sundays and holidays, at the place or places where they are respectively authorized by the Board of Directors to be kept, pursuant to the provisions of this by-law, be open to the inspection of shareholders and creditors of the Corporation and their representatives and of any judgment creditor of a shareholder, and every such shareholder, creditor or representative may take extracts therefrom, free of charge.

            Subject to the provisions of any by-law respecting the issue of share warrants, no transfer or transmission of securities of the Corporation shall be valid nor shall the same be entered in such central securities register or branch securities register, unless or until the certificates representing the securities to be transferred and transmitted, as the case may be, have been surrendered and cancelled.

ARTICLE 7.3 RECORD DATE

            The Board of Directors may at any time and from time to time, fix in advance, within the period prescribed from time to time by the regulations, a date as the record date for the purpose of determining the shareholders:

            (a)   entitled to receive payment of a dividend;

            (b)   entitled to participate in a liquidation distribution;

            (c)   entitled to receive notice of a meeting of shareholders;

            (d)   entitled to vote at a meeting of shareholders; or

            (e)   for any other purpose.

            Subject to any amendment to the regulations, for the purposes of paragraphs (a), (b) and (e) above, the period prescribed for the directors to fix the record date is not more than sixty (60) days before the particular action to be taken and, for the purposes of paragraphs (c) and (d), is not less than thirty-five (35) days and not more than sixty (60) days before the date of the meeting.

            Unless notice is waived in writing by every holder entitled thereto, a notice of the record date fixed as aforesaid shall be given within the period prescribed from time to time by the regulations by advertisement in a daily newspaper published or distributed in the place where the Corporation has its registered office and in each place in Canada where it has a transfer agent or where a transfer of its shares may be recorded and by written notice to each stock exchange in Canada on which the shares of the Corporation are listed for trading, as the case may be.

            Subject to any amendment to the regulations, the directors shall provide notice of the record date not less than seven (7) days before the date fixed.

            Only shareholders of record on any record date fixed as aforesaid shall be entitled to take advantage of the rights hereinabove mentioned, but failure to receive a notice does not deprive a shareholder of the right to vote at the meeting.

ARTICLE 7.4 TRANSFER AGENTS AND REGISTRARS

            The Board of Directors may appoint or remove by resolution, from time to time, transfer agents and registrars of transfers and transmission of securities of the Corporation and make regulations generally, from time to time, with reference to the transfer and transmission of the securities of the Corporation. Upon any such appointment being made, all certificates representing securities of the Corporation thereafter issued shall be countersigned by one of such transfer agents and/or of such registrars of transfers and shall not be valid unless so countersigned.

ARTICLE 7.5 LOST AND DESTROYED CERTIFICATES

            The Board of Directors shall direct that a new security certificate of the Corporation be issued to replace any certificate theretofore issued by the Corporation that has been worn out, lost, destroyed or wrongfully taken if the owner:

            (a) so requests before the Corporation has received notice that this security certificate has been acquired by a bona fide purchaser;

            (b)   furnishes the Corporation with a sufficient indemnity bond;
                  and

            (c) satisfies any other reasonable requirements imposed by the Corporation.


ARTICLE 7.6 RESTRICTIONS AS TO SECURITIES AND SHAREHOLDERS

            The securities and shareholders of the Corporation are subject to the restrictions, if any, that are or will be stipulated concerning same in the articles of the Corporation.

                                  BY-LAW EIGHT

                       FINANCIAL YEAR, ACCOUNTS AND AUDIT

ARTICLE 8.l FINANCIAL YEAR

            The financial year of the Corporation shall end on the last day of February in each year.

ARTICLE 8.2 ACCOUNTS

            The directors shall cause to be kept proper books of account with respect to all sums of money received and expended by the Corporation and the matters in respect of which such receipts and expenditures take place, all sales and purchases of goods by the Corporation, the assets and liabilities of the Corporation and all other financial transactions affecting the financial position of the Corporation.

            The books of account shall be kept at the registered office of the Corporation or at such other place as the Board of Directors think fit, and shall, at all times, be open to inspection by any director.

            If the accounting records of the Corporation are kept outside Canada, there shall be kept at the registered office or any other place in Canada designated by the directors accounting records adequate to enable the directors to ascertain the financial position of the Corporation with reasonable accuracy on a quarterly basis.

            Despite the foregoing, but subject to the Income Tax Act and any other act administered by the Minister of National Revenue, the Corporation may keep all or any of its corporate records and accounting records at a place outside Canada, if (a) the records are available for inspection, by means of a computer terminal or other technology, during regular office hours at the registered office or any other place in Canada designated by the directors, and
(b) the Corporation provides the technical assistance to facilitate the aforementioned inspection.

ARTICLE 8.3 AUDIT

            The appointment, rights and duties of the auditor or auditors of the Corporation are regulated by the Act.

            The auditor or auditors shall be appointed each year by the shareholders of the Corporation at their annual meeting, unless the shareholders decide unanimously, in accordance with the relevant provisions of the Act, not to appoint an auditor.

                                   BY-LAW NINE

                    CONTRACTS, CHEQUES, DRAFTS, BANK ACCOUNTS

ARTICLE 9.1 CONTRACTS

            All deeds, documents, transfers, contracts, engagements, bonds, debentures and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board or the President or any Vice-President or the Managing Director or any director and countersigned by the Secretary or Treasurer or any Assistant-Secretary or any Assistant-Treasurer or any other director of the Corporation. The Board of Directors may authorize, from time to time, by resolution any other person to sign on behalf of the Corporation. Any such authorization may be general or confined to specific instances. Save as aforesaid or as otherwise provided in the by-laws of the Corporation, no director, officer, agent or employee shall have any power or authority either to bind the Corporation by any contract or engagement or to pledge its credit.

            Subject to the Act, the Corporation may enter into contracts or transact business with one or more of its directors or officers or with any firm of which one or more of its directors or officers are members or employees or with any other corporation or partnership of which one or more of its directors are shareholders, directors, officers or employees.

            The director or officer of the Corporation who is a party to a material contract or material transaction, whether made or proposed,with the Corporation or is a director or an officer (or an individual acting in a similar capacity) of or has a material interest in any person who is a party to a material contract or transaction with the Corporation shall disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest at the time and in the manner provided by the Act and such a director shall not vote on any resolution to approve the contract or transaction, except as provided by the Act.

ARTICLE 9.2 CHEQUES AND DRAFTS

            All cheques, bills of exchange or other orders for the payment of money, notes or other evidences of indebtedness issued, accepted or endorsed in the name of the Corporation shall be signed by such director or directors, officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors; any one of such directors, officers or agents may alone endorse notes and drafts for collection on account of the Corporation through its bankers or other depositaries and endorse notes and cheques for deposit with the Corporation's bankers or other depositaries for the credit of the Corporation or the same may be endorsed "for collection" or "for deposit" with the bankers or other depositaries of the Corporation by using the Corporation's rubber stamp for the purpose. Any one of such directors, officers or agents so appointed may arrange, settle, balance and certify all books and accounts between the Corporation and the Corporation's bankers or other depositaries and may receive all paid cheques and vouchers and sign all the bank's forms of settlement of balance and release on verification slips.

ARTICLE 9.3 DEPOSITS

            The funds of the Corporation may be deposited, from time to time, to the credit of the Corporation with one or more banks, savings and credit unions or other depositaries as the Board of Directors may, by resolution, appoint as bankers of the Corporation.

ARTICLE 9.4 DEPOSIT OF SECURITIES FOR SAFEKEEPING

            The securities of the Corporation shall be deposited for safekeeping with one or more banks, savings and credit unions, trust companies, or other depositaries in Canada, in the United States of America or elsewhere to be selected by the Board of Directors. Any and all securities so deposited may be withdrawn, from time to time, only upon the written order of the Corporation, signed by such director or directors, officer or officers, agent or agents of the Corporation and in such manner as shall be determined, from time to time, by resolution of the Board of Directors. Such authority may be general or confined to specific instances. Any institution which may be so selected as custodian by the Board of Directors shall be fully protected in acting in accordance with the directions of the Board of Directors and shall in no event be liable for the due application of the securities so withdrawn from deposit or the proceeds thereof.

                                   BY-LAW TEN

                     AUTHORIZED REPRESENTATIVES AND PROXIES

ARTICLE 10.1 DECLARATIONS

            The Chairman of the Board, the President, any Vice-President, the Managing Director, the Treasurer, the Secretary, the Secretary-Treasurer, any Assistant-Treasurer, any Assistant-Secretary, the Accountant, any Assistant-Accountant and chief clerk and any other officer or person nominated for the purpose by the President or any Vice-President are, and each of them is, authorized and empowered to appear and make answer for, on behalf and in the name of the Corporation, to all writs, orders and interrogatories upon articulated facts issued out of any court and to declare for, on behalf and in the name of the Corporation, and answer to writs of attachment by way of garnishment in which the Corporation is garnishee and to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petition for winding-up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith.

ARTICLE 10.2 SHARES IN OTHER COMPANIES OR CORPORATIONS

            The President or, in his absence, any Vice-President or, in his absence, the Managing Director or, in his absence, the Secretary or, in his absence, the Treasurer of the Corporation or any other person so authorized by resolution of the Board of Directors shall have full power and authority to represent the Corporation and act on its behalf at any meeting of shareholders of any company or corporation of which the Corporation is a shareholder, to attend and to vote thereat, to waive notice of any meeting and execute any document setting out a motion or resolution and to exercise any and all rights and privileges attached to such shareholdings.

            Any officer or person authorized under the preceding paragraph shall, in addition, be empowered to date and execute, under the seal of the Corporation, any instrument appointing any of the aforesaid persons proxy or attorney to represent the Corporation at any such meeting.

ARTICLE 10.3 NOTICES, ANNUAL RETURNS, OTHER DECLARATIONS

            Any director or officer of the Corporation, or any individual who has the relevant knowledge of the Corporation and who is authorized to do so by the directors, may sign the notice of change of address of the registered office, the notice of directors or notice of change of directors and the annual return required under the Act as well as all declarations prescribed under An Act respecting the legal publicity of sole proprietorships, partnerships and legal persons.

                                  BY-LAW ELEVEN

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

ARTICLE 11.1 INDEMNIFICATION

            The Corporation may indemnify a director or officer of the Corporation, a former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity.

ARTICLE 11.2 ADVANCE OF COSTS

            The Corporation may advance moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 11.1. The individual shall repay the moneys if the individual does not fulfil the conditions of subsection 11.3.

ARTICLE 11.3 LIMITATION

            The Corporation may not indemnify an individual under subsection
11.1 unless the individual:

      (a) acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Corporation's request; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

ARTICLE 11.4 INDEMNIFICATION IN DERIVATIVE ACTIONS

            The Corporation may, with the approval of a court, indemnify an individual referred to in subsection 11.1, or advance moneys under subsection 11.2, in respect of an action by or on behalf of the Corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the Corporation or other entity as described in subsection 11.1 against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection 11.3.

ARTICLE 11.5 RIGHT TO INDEMNITY

            Despite subsection 11.1, an individual referred to in that subsection is entitled to indemnity from the Corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative, or other proceeding to which the individual is subject because of the individual's association with the Corporation or other entity as described in subsection 11.1, if the individual seeking indemnity:

      (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and

      (b)   fulfils the conditions set out in subsection 11.3.

ARTICLE 11.6 INSURANCE

            The Corporation may purchase and maintain insurance for the benefit of an individual referred to in subsection 11.1 against any liability incurred by the individual:

      (a) in the individual's capacity as a director or officer of the Corporation; or

      (b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the Corporation's request.

                                  BY-LAW TWELVE

                            GENERAL BORROWING POWERS

            The Board of Directors is hereby authorized, at any time and from time to time:

            (a) to borrow money and obtain advances, upon the credit of the Corporation, from any bank, savings and credit union, lending institution, corporation, firm or person, upon such terms, covenants and conditions, at such time, in such sums, to such extent and in such manner as the Board of Directors, in its discretion, may deem expedient;

            (b)   to limit or increase the amount to be borrowed;

            (c) to issue or cause to be issued bonds, debentures, notes or other securities of the Corporation and to give as security or sell the same for such sums, upon such terms, covenants and conditions, and at such prices as may be deemed expedient by the Board of Directors;

            (d) to secure any such bonds, debentures, notes or other securities or any other present or future borrowing or liability of the Corporation by mortgage, hypothec or any other charge of all or any currently owned or subsequently acquired real and personal, moveable and immoveable property of the Corporation and the undertaking and rights of the Corporation;

            (e) as security for any discounts, overdrafts, loans, credits, advances or other indebtedness or liability of the Corporation to any bank, savings and credit union, lending institution, corporation, firm or person, as well as for the interest thereon, to hypothecate or otherwise affect in favour of any bank, savings and credit union, lending institution, corporation, firm or person, any or all of the Corporation's property, real or personal, moveable or immoveable or mixed, now owned or hereafter acquired, or both, and to give such security thereon as may be taken by a bank under the provisions of the Bank Act, and to renew, alter, vary or substitute such security from time to time, with authority to enter into promises to give such security under the Bank Act for any indebtedness contracted or to be contracted by the Corporation to any bank;

            (f) subject to the Act, to raise and assist in raising money for, and to aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any other company, firm or person and to guarantee the performance or fulfilment of any contracts or obligations of any such company, firm or person and, in particular, to guarantee the payment of the principal of and interest on debentures or other securities, hypothecs and liabilities of any such company, firm or person;

            (g) to exercise generally all or any of the rights or powers which the Corporation itself may exercise under its articles and the laws governing it; and

            (h) to delegate, subject to the limitations contained in the Act, to such officer(s) or director(s) of the Corporation, by resolution or by-law, all or any of the foregoing powers hereby conferred upon the Board of Directors.

            AND the powers of borrowing and giving security hereby authorized shall be deemed to be continuing powers and not to be exhausted by the first exercise thereof, but may be exercised from time to time hereafter, until the repeal of this by-law and notice thereof has been given in writing to whomsoever may be acting on the faith thereof.


                                 BY-LAW THIRTEEN

                   ENACTMENT, REPEAL AND AMENDMENT OF BY-LAWS

The Board of Directors may, from time to time, enact or pass by-laws not contrary to the Act or to the articles of the Corporation and may repeal, amend or re-enact by-laws of the Corporation. Every such by-law (excepting such by-laws as by the provisions of the Act are required to be ratified, sanctioned, approved and confirmed by the shareholders before becoming effective) and every repeal, amendment or re-enactment thereof, is effective from the date of the resolution of the directors and shall be submitted to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal. If a by-law, an amendment or a repeal is rejected by the shareholders, or if the directors do not submit a by-law, an amendment or a repeal to the shareholders, the by-law, amendment or repeal ceases to be effective.

Enacted by the directors on August 24, 2004.

Ratified by the sole shareholder on August 24, 2004.
                                                       /s/ Andre Heroux
                                            ------------------------------
                                                           Andre Heroux
                                                              President